                                                                 EXHIBIT 10.2(e)

                   FORM OF RESTRICTED STOCK AGREEMENT FOR NON-EMPLOYEE DIRECTORS

                           RESTRICTED STOCK AGREEMENT

                           SYNTA PHARMACEUTICALS CORP.

       AGREEMENT made as of the ___ day of _________, 200_ (the "Grant Date"), between Synta Pharmaceuticals Corp. (the "Company"), a Delaware corporation having its principal place of business in Lexington, Massachusetts and _____________ (the "Non-Employee Director").

       WHEREAS, the Company has adopted the 2006 Stock Plan (the "Plan") to promote the interests of the Company by providing an incentive for employees, directors and consultants of the Company or its Affiliates;

       WHEREAS, pursuant to the provisions of the Plan, the Company desires to offer to the Non-Employee Director shares of the Company's common stock, $.0001 par value per share ("Common Stock"), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

       WHEREAS, the Non-Employee Director wishes to accept said offer; and

       WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

       NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. TERMS OF GRANT. The Non-Employee Director hereby accepts the offer of the Company to issue to the Non-Employee Director, in accordance with the terms of the Plan and this Agreement, _______________________ (______) Shares of the Company's Common Stock (such shares, subject to adjustment pursuant to Section 24 of the Plan and Subsection 2.1(f) hereof, the "Granted Shares") at a purchase price per share of $.0001 (the "Purchase Price"), receipt of which is hereby acknowledged by the Non-Employee Director's prior service to the Company and which amount will be reported as income on the Non-Employee Director's 1099 for this calendar year.

       2.1. FORFEITURE PROVISIONS.

       (a) LAPSING FORFEITURE RIGHT. In the event that for any reason the Non-Employee Director is no longer a director of the Company or of an Affiliate prior to ____________ (the "Termination"), the Non-Employee Director (or the Non-Employee Director's Survivor) shall, on the date of Termination, immediately forfeit to the Company (or its designee) all of the Granted Shares which have not yet lapsed in accordance with the schedule set forth below (the "Lapsing Forfeiture Right") except as otherwise set forth in Section 2.1(b).

       The Company's Lapsing Forfeiture Right is as follows:

            (i) If the Non-Employee Director's Termination is prior to September 30, 200_, all of the Granted Shares shall be forfeited to the Company. On September 30, 200_, if the Non-Employee Director remains a director of the Company or of an Affiliate, the Lapsing Forfeiture Right as to [25%] of the Granted Shares shall terminate and the Non-Employee Director's ownership of [25%] of the Granted Shares shall be vested as of such date.

            (ii) If the Non-Employee Director's Termination is on or after September 30 200_ but prior to December 31, 200_, [75%] of the Granted Shares shall be forfeited to the Company. On December 31, 200_, if the Non-Employee Director remains a director of the Company or of an Affiliate, the Lapsing Forfeiture Right as to an additional [25%] of the Granted Shares shall terminate and the Non-Employee Director's ownership of [50%] of the Granted Shares shall be vested as of such date.

            (iii) If the Non-Employee Director's Termination is on or after December 31, 200_ but prior to March 31, 200_, [50%] of the Granted Shares shall be forfeited to the Company. On March 31, 200_, if the Non-Employee Director remains a director of the Company or of an Affiliate, the Lapsing Forfeiture Right as to an additional [25%] of the Granted Shares shall terminate and the Non-Employee Director's ownership of [75%] of the Granted Shares shall be vested as of such date.

            (iv) If the Non-Employee Director's Termination is on or after March 31, 200_ but prior to June 30, 200_, [25%] of the Granted Shares shall be forfeited to the Company. On June 30, 200_, if the Non-Employee Director remains a director of the Company or of an Affiliate, the Lapsing Forfeiture Right as to the remaining [25%] of the Granted Shares shall terminate and the Non-Employee Director's ownership of all of the Granted Shares shall be vested as of such date.

       Notwithstanding the foregoing, in the event of termination of service of the Non-Employee Director, the Company's Lapsing Forfeiture Right set forth above shall be deemed to have lapsed to the extent of a pro rata portion of the Granted Shares through the Non-Employee Director's last day of service based on the number of days accrued in the applicable quarterly period prior to his or her termination of service.

       (b) EFFECT OF A FOR CAUSE TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, in the event the Company or an Affiliate terminates the Non-Employee Director's service for "cause" (as defined in the Plan) or in the event the Board of Directors determines, within one year after the Non-Employee Director's termination, that either prior or subsequent to the Non-Employee Director's termination the Non-Employee Director engaged in conduct that would constitute "cause," all of the Granted Shares then held by the Non-Employee Director shall be forfeited to the Company immediately as of the time the Non-Employee Director is notified that he or she has been terminated for "cause" or that he or she engaged in conduct which would constitute "cause".

       (c) ESCROW. The certificates representing all Granted Shares acquired by the Non-Employee Director hereunder which from time to time are subject to the Lapsing Forfeiture Right shall be delivered to the Company and the Company shall hold such Granted Shares in escrow as provided in this Subsection 2.1(c). Upon the request of the Non-Employee Director, the Company shall promptly release from escrow and deliver to the Non-Employee Director the whole number of Granted Shares, if any, as to which the Company's Lapsing Forfeiture Right has lapsed and without the legend set forth in Section 5. In the event of forfeiture to the Company of Granted Shares subject to the Lapsing Forfeiture Right, the Company shall release from escrow and cancel a certificate for the number of Granted Shares so forfeited. Any securities distributed in respect of the Granted Shares held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner as the Granted Shares.

       (d) PROHIBITION ON TRANSFER. The Non-Employee Director recognizes and agrees that all Granted Shares which are subject to the Lapsing Forfeiture Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee). However, the Non-Employee Director, with the approval of the Administrator, may transfer the Granted Shares for no consideration to or for the benefit of the Non-

Employee Director's Immediate Family (including, without limitation, to a trust for the benefit of the Non-Employee Director's Immediate Family or to a partnership or limited liability company for one or more members of the Non-Employee Director's Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to this Agreement prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer. The term "Immediate Family" shall mean the Non-Employee Director's spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces and nephews and grandchildren and, for this purpose, shall also include the Non-Employee Director. The Company shall not be required to transfer any Granted Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 2.1(d), or to treat as the owner of such Granted Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Granted Shares shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2.1(d).

       (e) FAILURE TO DELIVER GRANTED SHARES TO BE FORFEITED. In the event that the Granted Shares to be forfeited to the Company under this Agreement are not in the Company's possession pursuant to Subsection 2.1(c) above or otherwise and the Non-Employee Director or the Non-Employee Director's Survivor fails to deliver such Granted Shares to the Company (or its designee), the Company may immediately take such action as is appropriate to transfer record title of such Granted Shares from the Non-Employee Director to the Company (or its designee) and treat the Non-Employee Director and such Granted Shares in all respects as if delivery of such Granted Shares had been made as required by this Agreement. The Non-Employee Director hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

       (f) ADJUSTMENTS. The Plan contains provisions covering the treatment of Shares in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to the Granted Shares and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

       2.2 GENERAL RESTRICTIONS ON TRANSFER OF GRANTED SHARES.

       (a) If in connection with a registration statement filed by the Company pursuant to the Securities Act of 1933, as amended (the "1933 Act"), the Company or its underwriter so requests, the Non-Employee Director will agree not to sell any of his or her Granted Shares whether or not the Lapsing Forfeiture Right has lapsed for a period not to exceed the lesser of: (i) 210 days following the effectiveness of such registration statement or (ii) such period as the officers and directors of the Company agree not to sell their Common Stock of the Company.

       (b) The Non-Employee Director acknowledges and agrees that neither the Company nor, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Non-Employee Director any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a Termination, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

       3. SECURITIES LAW COMPLIANCE. The Non-Employee Director specifically acknowledges and agrees that any sales of Granted Shares shall be made in accordance with the requirements of the 1933 Act.

       4. RIGHTS AS A STOCKHOLDER. The Non-Employee Director shall have all the rights of a stockholder with respect to the Granted Shares, including voting and dividend rights, subject to the transfer and other restrictions set forth herein and in the Plan.

       5. LEGEND. In addition to any legend required pursuant to the Plan, all certificates representing the Granted Shares to be issued to the Non-Employee Director pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

            "The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated as of ___________, 200_ with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request."

       6. INCORPORATION OF THE PLAN. The Non-Employee Director specifically understands and agrees that the Granted Shares issued under the Plan are being sold to the Non-Employee Director pursuant to the Plan, a copy of which Plan the Non-Employee Director acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

       7. TAX LIABILITY OF THE NON-EMPLOYEE DIRECTOR AND PAYMENT OF TAXES. The Non-Employee Director acknowledges and agrees that any income or other taxes due from the Non-Employee Director with respect to the Granted Shares issued pursuant to this Agreement, including, without limitation, the Lapsing Forfeiture Right, shall be the Non-Employee Director's responsibility. Without limiting the foregoing, the Non-Employee Director agrees that, to the extent that the lapsing of restrictions on disposition of any of the Granted Shares or the declaration of dividends on any such shares before the lapse of such restrictions on disposition results in the Non-Employee Director's being deemed to be in receipt of earned income under the provisions of the Code, the Company shall be entitled to immediate payment from the Non-Employee Director of the amount of any tax required to be withheld by the Company.

       Upon execution of this Agreement, the Non-Employee Director may file an election under Section 83 of the Code. The Non-Employee Director acknowledges that if he does not file such an election, as the Granted Shares are released from the Lapsing Forfeiture Right in accordance with Section 2.1, the Non-Employee Director will have income for tax purposes equal to the fair market value of the Granted Shares at such date, less the price paid for the Granted Shares by the Non-Employee Director.

       8. EQUITABLE RELIEF. The Non-Employee Director specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement or the Plan, including the attempted transfer of the Granted Shares by the Non-Employee Director in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

       9. NO OBLIGATION TO MAINTAIN RELATIONSHIP. The Company is not by the Plan or this Agreement obligated to continue the Non-Employee Director as a director of the Company or of an Affiliate. The Non-Employee Director acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Shares is a one-time benefit which does not create any contractual or other right to receive future grants of shares, or benefits in lieu of shares; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when shares shall be granted, the number of shares to be granted, the purchase price, and the time or times when each share shall be free from a lapsing forfeiture right, will be at the sole discretion of the Company; (iv) that the Non-Employee Director's participation in the Plan is voluntary; (v) that the value of the Shares is an extraordinary item of compensation; and (vi) that the Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

       10. NOTICES. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

       If to the Company:

            Synta Pharmaceuticals Corp.
            45 Hartwell Avenue
            Lexington, MA 02421
            Attn:  Stock Plan Administrator

       If to the Non-Employee Director:

            NON-EMPLOYEE DIRECTOR ADDRESS

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

       11. BENEFIT OF AGREEMENT. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

       12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in Massachusetts and agree that such litigation shall be conducted in the courts of the Commonwealth of Massachusetts or the federal courts of the United States for the District of Massachusetts.

       13. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

       14. ENTIRE AGREEMENT. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

       15. MODIFICATIONS AND AMENDMENTS; WAIVERS AND CONSENTS. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

       16. CONSENT OF SPOUSE/DOMESTIC PARTNER. If the Non-Employee Director has a spouse or domestic partner as of the date of this Agreement, the Non-Employee Director's spouse or domestic partner shall execute a Consent of Spouse/Domestic Partner in the form of EXHIBIT A hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse or domestic partner any rights in the Granted Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Non-Employee Director subsequent to the date hereof, marries, remarries or applies to the Company for domestic partner benefits, the Non-Employee Director shall, not later than 60 days thereafter, obtain his or her new spouse/domestic partner's acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by having such spouse/domestic partner execute and deliver a Consent of Spouse/Domestic Partner in the form of EXHIBIT A.

       17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       18. DATA PRIVACY. By entering into this Agreement, the Non-Employee
Director: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Shares and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and
(iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  SYNTA PHARMACEUTICALS CORP.


                                  By:
                                     -------------------------------------------
                                  Name:    Safi Bahcall, Ph.D.
                                  Title:   President and Chief Executive Officer


                                  Non-Employee Director:


                                  ----------------------------------------------
                                  Print Name:

                                                                     EXHIBIT A

                       CONSENT OF SPOUSE/DOMESTIC PARTNER

       I, ____________________________, spouse or domestic partner of
_________________________, acknowledge that I have read the RESTRICTED STOCK AGREEMENT dated as of _______________ (the "Agreement") to which this Consent is attached as Exhibit A and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement. I am aware that by its provisions the Granted Shares granted to my spouse/domestic partner pursuant to the Agreement are subject to a Lapsing Forfeiture Right in favor of Synta Pharmaceuticals Corp. (the "Company") and that, accordingly, I may be required to forfeit to the Company any or all of the Granted Shares of which I may become possessed as a result of a gift from my spouse/domestic partner or a court decree and/or any property settlement in any domestic litigation.

       I hereby agree that my interest, if any, in the Granted Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Granted Shares shall be similarly bound by the Agreement.

       I agree to the Lapsing Forfeiture Right described in the Agreement and I hereby consent to the forfeiture of the Granted Shares to the Company by my spouse/domestic partner or my spouse/domestic partner's legal representative in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Granted Shares by an outright bequest of the Granted Shares to my spouse or domestic partner, then the Company shall have the same rights against my legal representative to exercise its rights to the Granted Shares with respect to any interest of mine in the Granted Shares as it would have had pursuant to the Agreement if I had acquired the Granted Shares pursuant to a court decree in domestic litigation.

       I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

       Dated as of the _______ day of ________________, 200_.


                                     -------------------------------------------
                                     Print name:



                                      A-1